JOHN DEERE
                                                          CONSTRUCTION EQUIPMENT
                                                        DEALER SECURITY AREEMENT


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                               SECURITY AGREEMENT

         The John Deere Construction Equipment Company (the "Company") as secured party and the undersigned (the "Dealer") as debtor hereby agree as follows:

         1. INDEBTEDNESS SECURED. The Dealer agrees to pay all indebtedness which is now owed by the Dealer to the Company, all additional indebtedness hereafter incurred by the Dealer to the Company for or incident to the purchase of Goods (as herein defined), and all other indebtedness which may at any time be owing by the Dealer to the Company or any company affiliated with the Company, whether pursuant to an Authorized Dealer Agreement, the Company's Conditions of Sale, or otherwise, and whether evidenced by notes, open accounts, or otherwise.

         2. GRANT OF SECURITY. To secure the above indebtedness, the Dealer hereby grants a security interest to the Company in the following collateral.

                  (A) GOODS AND PROCEEDS. The Dealer's entire inventory of: (i) John Deere products; (ii) service parts therefor; (iii) other items of a make and kind offered for sale by the Company; (iv) used machines sold by the Company to the Dealer; (v) used machines which are the subject of a retail installment contract or loan contract which has been returned to the Dealer under the provisions of any Finance Agreement between the Company and the Dealer; (vi) machines purchased by the Dealer from others with the assistance of financing provided by the Company; and (vii) items purchased by the Dealer from or through Equipment Remarketing Services, a Division of Deere Marketing Services, Inc. (all of the foregoing being collectively called "Goods"), as it may from time to time be constituted, located either at the Dealer's authorized locations) or at any other location, in transit or on lease, rental or demonstration. Such security interest shall extend to all Goods now in the Dealer's possession and all Goods subsequently acquired as additions or replacements. Such security interest shall also extend to all proceeds (as defined in the Uniform Commercial
Code) of the sale, lease, or rental of such inventory, including proceeds of proceeds, and all proceeds now in the Dealer's possession.

                  (B) RESERVE ACCOUNT AND CONTINGENT EARNINGS ACCOUNT. The Dealer's reserve account and contingent earnings account, if any, under any Finance Agreement between the Company and the Dealer.

         3. SALE OF GOODS. The Dealer may sell Goods at retail to users in the ordinary course of its business, and may sell machines taken in trade for Goods ("trade-ins") to users or otherwise in the ordinary course of its business. The Dealer may also lease or rent Goods or trade-ins to users in the ordinary course of its business, provided that the Company's security interest shall continue in the machine subject to the rights of the lessee. The Dealer shall not use or dispose of Goods or trade-ins except as provided herein, or allow any lien or encumbrance to be created or remain thereon without the written permission of the Company.

         4. PAID FOR GOODS. As to each item of collateral, the security interest provided for above secures the entire indebtedness described in Section 1 hereof from time to time outstanding. All of the Goods shall remain security for the unpaid balance of such indebtedness even if the purchase price of some of such Goods may have been paid.

         5. USE OF PROCEEDS. Unless prohibited under another agreement between the Company and the Dealer, the Dealer may use, commingle or dispose of proceeds, other than trade-ins, in


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the normal operation of its business or by way of distributions of earnings and profits to the owners of the business. Any such use, commingling or disposition shall not affect the Company's security interest in any such proceeds which at any time remain in the Dealer's possession, or the Company's right to require cash, notes, leases, rental agreements, checks or accounts in the Dealer's possession to be turned over to the Company as provided in Section 14 hereof. The liberty provided for herein to use or dispose of proceeds of collateral does not include the right or power to pledge or encumber such proceeds to secure a debt or other obligation of the Dealer, and any attempted pledge of such proceeds or the creation or continuance of any such encumbrance without the written permission of the Company constitutes a default hereunder. It is provided, however, that outright sale to a financing agency for new value of retail installment contracts accepted in full or part payment for Goods or trade-ins, or the assignment for new value of the Dealer's rights as lessor of Goods, is not deemed to be a pledge or encumbrance of such contracts or rights even if such sale or assignment is with full or partial recourse against the Dealer, and the Dealer's liberty to use or dispose of proceeds includes the right to make such sales or assignments. If the Dealer assigns its rights as lessor of Goods to a financing agency for new value, the sale may include title to the machine subject to the lease.

         6. ACTS NOT A WAIVER. The acceptance of a note or notes and renewals thereof for the whole or any part of the Dealer's indebtedness hereunder, or the institution of legal action or the recovery of a judgment for the whole or a part of such indebtedness or on any note given therefor, shall not be deemed a waiver of any part of the security interest granted hereby.

         7. DEFAULT. The following shall constitute events of default by the
Dealer:

                  (A) ACTS OF DEFAULT. (i) The Dealer defaults in the payment or performance of any obligation to the Company; (ii) The Dealer fails, upon request, to turn over proceeds, provide information, or furnish additional collateral in accordance with the provisions of Section 14 hereof; (iii) The Dealer, in violation of Section 3 or 5 hereof, or in violation of any other agreement between the Company and the Dealer, sells or disposes of Goods or proceeds, including trade-ins, or allows any lien or encumbrance to be created or remain thereon; (iv) The Dealer (or any member of the Dealer's firm if a partnership) becomes insolvent, makes an assignment for the benefit of creditors, institutes or has instituted against it proceedings under any bankruptcy or insolvency law, or the Dealer has its stock in trade or any part thereof levied upon or attached; (v) Closeout or sale of a substantial part of the Dealer's business related to the handling of Goods, or commencement of dissolution or liquidation of the Dealer if a partnership or corporation; (vi) The cancellation, discontinuance, or revocation of a guaranty or letter of credit applicable to Dealer indebtedness, or a failure to modify the amount of such a guaranty or letter of credit when and as requested by the Company; (vii) The Dealer fails to tender promptly any Goods which it becomes obligated to resell to the Company under any Dealer Agreement between the Dealer and the Company; (viii) The falsification of records, contracts, reports or any other documents which the Dealer has submitted to the Company; (ix) Any misrepresentation as to the direct or indirect ownership of the Dealer or as to the financial status of the Dealer, the Dealer principals or a guarantor of the Dealer's present or future obligations to the Company; (x) The removal of Goods, which have never been and are not being rented, leased, or sold at retail, from the Dealer's regular place of business or Company-approved storage location (except for the purpose of a Company-approved demonstration), or the personal use of such Goods by the Dealer.

                  (B) UNSAFE DEBT OR SECURITY. If in good faith the Company is of the opinion that the debt or security is unsafe due to (i) Any dispute, disagreement or controversy between or among principals, partners, managers, officers or stockholders of the Dealer; (ii) Conviction of the Dealer principal, partner, major shareholder, general manager or any officer of an incorporated dealership of any

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crime or offense; (iii) The fraudulent conduct of the Dealer or of the persons listed in Section 7(b) (ii); (iv) A continuing situation, sequence of events, or course of conduct which causes the Company to be concerned for the safety of the debt or security, which the Company has called to the attention of the Dealer and which the Dealer has failed to correct; (v) insolvency or the filing of a bankruptcy action by or against a Guarantor.

         8. RIGHTS ON DEFAULT. If default occurs or continues, the Company may:

                  (A) ACCELERATION AND SUIT. Declare immediately due and payable all indebtedness secured hereby and collect the same, together with court costs and reasonable attorney's fees, except that any indebtedness which does not have a fixed maturity date and which is for Goods which have never been rented, leased, or sold at retail may be declared due and payable only after the Goods subject to such indebtedness have been resold pursuant to the Company's rights under Section 9 (a) hereof using the procedure outlined in Sections 11(a), (b) or (d) hereof or disposed of in another commercially reasonable manner which involves the sale or rental of Goods;

                  (B) RESTRICT SHIPMENTS. Discontinue or withhold the delivery of Goods to the Dealer, or make further deliveries only on a cash or C.O.D. basis;

                  (C) REPOSSESS. Take possession of any or all Goods and trade-ins, unless a bankruptcy action has been filed by or against the Dealer and the taking of possession is subject to an automatic stay which has not been terminated;

                  (D) ACCELERATION OF INSTALLMENTS. Discontinue deferral of any unpaid portion of the purchase price of Goods which has become due and payable. Notice of (a) or (d) shall be given to the Dealer in such manner and at such time as the Company may see fit. No notice of any other action taken or to be taken by the Company hereunder shall be necessary, such notice being hereby expressly waived by the Dealer.

         9. REPOSSESSION OF COLLATERAL. If the Company elects to take possession of any Goods or trade-ins, it shall have the right, to the full extent allowed by law, to enter any premises occupied by or under the control of the Dealer for that purpose. The Dealer shall, when requested to do so by the Company, gather at the Dealer's principal place of business any Goods or trade-ins which are not already located there. After taking possession, the Company may at its election take any one of the following actions or a combination of (a) and (b), or of (b) and (c):

                  (A) SALE. Sell all or any part of such Goods or trade-ins at one or more public and/or private sales. It is agreed that requirements of reasonable notice of such sale shall be met if such notice is mailed, postage prepaid, addressed to the Dealer at the address shown herein, at least 5 days before such sale.

                  (B) RETURN. Return freight collect, to the address designated by the Dealer, any part of Goods or trade-ins when the Company, in its sole discretion, determines:

                           (i) There is sufficient other collateral available to
satisfy the Dealer's indebtedness and costs, or

                           (ii)     Such Goods or trade-ins are not of
sufficient value, because of obsolescence, wear and tear or any other reason which the Company deems sufficient, to justify the trouble and expense of attempting to dispose of them other than as scrap.

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If the Company does not receive from the Dealer a written designation of the address to which such Goods or trade-ins should be sent, within thirty days after the Company has made a request for such address, the Company may sell such Goods or trade-ins as scrap.

                  (C) FULL SATISFACTION. Propose to accept all or a part of the Goods, trade-ins and other collateral held by it in full satisfaction of the Dealer's indebtedness as provided by law.

         10. APPLICATION OF PROCEEDS. The proceeds of sales of Goods and trade-ins pursuant to Section 9 (a) and/or 9 (b) hereof shall be applied first to expenses of repossession and realization on the Goods and tradeins, including all reasonable attorney's fees and legal expenses, and second, to the satisfaction of the Dealer's indebtedness as required by law. If after such application there are excess proceeds, the Company will pay them over as provided by law, and if there is a deficiency, the Dealer shall be liable for it and shall pay it forthwith. Any excess proceeds which would otherwise be payable to the Dealer may, at the Company's option, be applied to the indebtedness of the Dealer to any company affiliated with the Company or be paid to the Dealer.

         11. PROCEDURES FOR DISPOSITION. Without suggesting that other procedures may not also be commercially reasonable, or that any of the following procedures is mandatory in any particular case, it is agreed that the following are all commercially reasonable methods of disposing of Goods and trade-ins repossessed hereunder should the Company decide to follow one or more of them as to all or a part of the collateral:

                  (A) NEW EQUIPMENT. Sale of complete machines and attachments by units or in one or more parcels by private sale to another dealer or dealers at current dealer price, taking into account any discounts which may then be available from the Company on sales by it, together with increased value, if any, negotiated with the buying dealer resulting from the fact that freight from the factory has been paid. (This procedure will be reasonable only if the Goods are equivalent to new, unused machines of current production).

                  (B) USED OR DEPRECIATED GOODS. Sale of Goods (including parts) and trade-ins by units or in one or more parcels at private sale at the best price submitted in sealed bids taken from three or more dealers, provided that in the Company's judgment such best bid represents a reasonable price. (This procedure is in conformity with reasonable industry practices in disposing of complete inventories of goods, or of items coming into the possession of manufacturers or distributors which are not salable as new, unused machines of current production.)

                  (C) PARTS. Sale of current parts and attachments in good condition for which there is a ready market to dealers through the Company's regular parts distribution facilities at regular prices and terms. The Company may commingle such parts with its regular inventory of parts and account for the sale of the parts repossessed hereunder on the assumption that the first parts sold after such commingling are those repossessed. The Company's expenses of reinventorying and merchandising returned and repossessed parts (exclusive of costs incurred in listing, tagging, packing, and loading them at the Dealer's place of business, and of transportation expenses from the Dealer's place of business to the Company's parts distribution facility) are considerably in excess of 15% of their invoice price, and it is agreed that a 15% charge for such services may be made without further itemization or analysis of such expenses.

                  (D) PUBLIC SALE. Public sale at auction of all Goods and trade-ins or any portion thereof not disposed of by some other method. Either the publication once of the time and place of such

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sale and of the property to be sold at least five days prior thereto in a newspaper circulating in the city or county where the sale is to be held, or the posting of such notice in at least three public places in such city or county at least five days prior to the sale, constitutes sufficient notice thereof.

         12. BOOKS AND RECORDS. The Dealer shall keep complete and accurate books and records of account, in a form recommended by the Company, in accordance with recognized accounting practices, including stock and sales records of Goods. At the end of the Dealer's fiscal year, and at such other times as the Company may request, the Dealer shall furnish the Company with full and complete financial and operating statements in the form prescribed by the Company. The Dealer shall also furnish the Company, at any time upon request, full information regarding inventory on hand, inventory sold, the proceeds thereof, and any contracts or agreements affecting such inventory. The Company shall have the right at any reasonable time during the Dealer's regular business hours to inspect the Dealer's books and records, and to examine and take inventory of any Goods and proceeds in which the Company has a security interest.

         13.      PROTECTION OF GOODS.  The Dealer shall:

                  (A) STORAGE. Unless a different storage location is approved by the Company in writing, properly Storage store all Goods in his possession at his authorized location(s) and protect the same from injury or damage of any kind;

                  (B) INSURANCE. Continuously keep all Goods insured with all-risk type coverage satisfactory to the Company and with insurers satisfactory to the Company, in an amount equal to one hundred per cent (100%) of the invoice price thereof. Such insurance may be issued in the name of the Dealer who may retain possession of the policies, but each policy shall include a loss payable clause to the Company as its interest may appear, in form satisfactory to the Company. The Dealer shall immediately furnish the Company with the name of the insurer and the number, amount, effective date and expiration date of each policy issued; and upon request of the Company shall furnish it with copies of each such policy or certificate of insurance issued by the insurer;

                  (C) TAXES. Pay when due all taxes, license fees and charges of any kind whatsoever that may be assessed or charged on or against any Goods, or the sale or use thereof, at any time on or after the date of the delivery of Goods to the Dealer.

                  (D) LIENS AND ENCUMBRANCES. Keep all Goods free and clear of all liens and encumbrances however arising, except with the written permission of the Company.

         PAYMENT BY COMPANY. If the Dealer fails to insure or to pay said taxes and charges or allows any lien or encumbrance to attach to Goods, the Company, without obligation to do so, may obtain such insurance, pay such taxes and charges, or discharge such lien, and the Dealer shall reimburse the Company promptly for all money so paid out together with interest at the highest contract rate permitted by law but not in excess of the Past-due Interest Rate as determined by the then-current Dealer Terms Schedule. The amounts so paid by the Company shall be deemed conclusive as to the amounts properly payable, and such amounts shall be secured hereunder.

         14. DELIVERY OF PROCEEDS. The Dealer will at any time upon request deliver to the Company all proceeds of goods and trade-ins which are in the Dealer's possession, in cash or in the form of customers' notes, leases, rental agreements or checks, together with appropriate endorsement thereof to the Company, and will provide the Company with information concerning proceeds in the form of customers' accounts sufficient to enable the Company to collect such accounts directly, and the

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Company may collect such accounts. As additional security the Dealer shall, upon request, pledge, assign and deliver to the Company other good and collectible customers' notes, leases, rental agreements and accounts acceptable to the Company and in an amount satisfactory to the Company.

         15. CASH PROCEEDS. In the event of insolvency proceedings instituted by or against the Dealer, the Company's security interest hereunder in proceeds shall include the following proceeds:

                  (a) identifiable non-cash proceeds and separate deposit accounts containing only proceeds;

                  (b) identifiable cash proceeds in the form of money which is neither commingled with other money nor deposited in a deposit account containing money other than proceeds prior to the insolvency proceedings;

                  (c) identifiable cash proceeds in the form of checks and the like which are not deposited in a deposit account prior to the insolvency proceedings; and

                  (d) all cash and deposit accounts of the Dealer in which proceeds have been commingled with other funds up to an amount not greater than the amount of any cash proceeds received by the Dealer within ten days before the institution of the insolvency proceedings, less the sum of (i) the payments to the Company on account of cash proceeds received by the Dealer during such period and (ii) the cash proceeds received by the Dealer during such period to which the Company is entitled under Subsections (a) through (c) of this Section 15.

         16. COLLECTION OF NOTES AND ACCOUNTS. The provisions of this Section 16 and all references herein to "notes and accounts" shall apply to any notes and accounts pledged with the Company pursuant to Section 14 hereof and to any proceeds in the form of notes of which the Company has taken possession and accounts which the Company desires to collect directly, but not including notes or other evidence of indebtedness accepted by the Company for credit under any Finance Agreement or Leasing Agreement in effect between the parties.

         At any time and regardless of whether the Dealer is in default, the Company is authorized to reduce open accounts to notes, renew or extend the time of payment of any note or account or any securities securing the same, any such renewal to be in its own or the Dealer's name as the Company may elect, take, waive, release or exchange any security therefor, make such compromise settlements thereof as it deems advisable, and take such steps for the enforcement, collection, securing, renewing, extending, or compromising of any note or account, or any part thereof, or any security therefor, as it deems advisable. Any proceeds realized from the collection or enforcement of said notes and accounts or any security therefor shall be applied on the indebtedness of the Dealer. The Company may return said notes and accounts to the Dealer at any time. After any default by the Dealer the Company may sell the whole or any part of said notes and accounts at one or more public or private sales, applying the proceeds to expenses, including all reasonable attorney's fees, and to the satisfaction of the Dealer's indebtedness as required by law.

         17. INVALIDITY OF PROVISION. The invalidity or unenforceability of any one or more of the provisions of this agreement shall in no way affect the validity or enforceability of any of the other provisions hereof, and any provisions hereof which are prohibited under the laws of any state shall be ineffective in such state to the extent of such prohibition only and shall not invalidate or in any way affect the other provisions hereof.

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         18. RIGHTS CUMULATIVE. The rights of the Company hereunder are cumulative, and the exercise of any one right is not an election or waiver of the power to exercise any other right. Waiver of any default hereunder is not a waiver of any prior or subsequent default. Action against a guarantor is not an election or waiver of the right to proceed against the Dealer.

         19. PLACE OF PERFORMANCE. The place of performance of the Dealer's obligations hereunder shall be the Company's address stated below or such other address as may be designated in writing by the Company and all payments to the Company shall be made at such location.

         20. ACCOUNTS OWED BY OTHERS. To further secure the indebtedness described in Section 1 the Dealer hereby assigns to the Company any and all accounts or contract rights, including rights to insurance proceeds, owed to the Dealer by other companies having a corporate affiliation with the Company.

Dealer (Firm Name):                 NEFF MACHINERY, INC.
                   ------------------------------------------------------------

Address:                 4343 NORTHWEST 76TH AVE.  -  MIAMI, FL  33166
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  X      Corporation
          X   C
         ___  S

___ Limited Liability Company       By: /S/ KEVIN P. FITZGERALD
                                        -----------------------
___ Partnership
    ___ General                     Title:PRESIDENT
                                          ---------------------
    ___ Limited                           (Authorized officer, owner or partner)

___ Proprietorship

___ Other: ______________           Date: APRIL 30, 1998
                                          ---------------------
Signatures of Other ___________________________________________________________
Partners, Owners,______________________________________________________________
or Shareholders:_______________________________________________________________

Accepted:                  By: /S/ BOB B. BROCK
                               ---------------------------------------

John Deere Construction    Title: DIRECTOR, COMMERCIAL OPERATIONS
                                  ------------------------------------
Equipment Company
Moline, IL 61265           Date:   06, MAY 1998
                                  --------------

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